Exhibit 21.1

SUBSIDIARIES OF THE COMPANY
AND JURISDICTION OF INCORPORATION OR ORGANIZATION

ACI Labrador GP Inc.	Canada
ACI Labrador Limited Partnership	Canada
ACI Ventures East Inc.	Canada
AdEdge India Water Technologies Private Limited	India
ChartWater, LLC	Georgia
Austcold Refrigeration Pty Limited	Australia
Bond Acquisition Holdings Limited	England & Wales
Buffalo Forge SA de CV	Mexico
Chart Asia Investment Company Limited	Hong Kong
Chart Asia, Inc.	Delaware
Chart Australia Pty Ltd	Australia
Chart Cryogenic Distribution Equipment (Changzhou) Company Limited	China
Chart Cryogenic Engineering Systems (Changzhou) Co., Ltd.	China
Chart D&S India Private Limited	India
Chart Energy & Chemicals, Inc.	Delaware
Chart Ferox, a.s.	Czech Republic
Chart Germany GmbH	Germany
Chart Inc.	Delaware
Chart Industries (Gibraltar) Limited	Gibraltar
Chart Industries Luxembourg S.à r.l.	Luxembourg
Chart Industries (Malaysia) Sdn. Bhd.	Malaysia
Chart International Holdings, Inc.	Delaware
Chart International, Inc.	Delaware
Chart Italy Holdings S.r.l.	Italy
Chart Latin America S.A.S.	Colombia
Chart Lifecyle, Inc.	Delaware
Compressor Products International (Shanghai) Co., Ltd.	China
Compressor Products International GmbH	Germany
Compressor Products International Limited	England & Wales
Compressor Products International LLC	Delaware
Compressor Products International South Korea Co. Ltd	South Korea
CPI-Liard SAS	France
Cryogenic Gas Technologies, Inc.	Pennsylvania
Chart Leasing, LLC	Florida
CSC Cryogenic Service Center AB	Sweden
Earthly Labs, LLC	Delaware
Engart Fans Limited	England & Wales
ESAB Technology Limited	England & Wales
Fema S.r.l.	Italy

Flow Instruments & Engineering GmbH	Germany
GOFA Gocher Fahrzeugbau GmbH	Germany
Granite Acquisition GmbH	Germany
Granite Holdings Global Limited	England & Wales
Granite Holdings II B.V.	Netherlands
Hetsco, Inc.	Delaware
Hetsco Holdings, Inc.	Delaware
Howden Africa (Proprietary) Limited	South Africa
Howden Africa Holdings (Pty) Ltd	South Africa
Howden Air and Gas India Private Limited	India
Howden Australia Pty Limited	Australia
Howden Axial Fans AB	Sweden
Howden Axial Fans ApS	Denmark
Howden BC Compressors	France
Howden Canada Inc.	Canada
Howden Chile SpA	Chile
Howden CKD Compressors s.r.o	Czech Republic
Howden Compressors Limited	Scotland
Howden Donkin (Proprietary) Limited	South Africa
Howden Engineering Limited	Scotland
Howden Engineering (S.E. Asia) Limited	Hong Kong
Howden Finance Limited	England & Wales
Howden GmbH	Germany
Howden Group B.V.	Netherlands
Howden Group Limited	England & Wales
Howden Group Netherlands B.V.	Netherlands
Howden Group South Africa (Pty) Ltd	South Africa
Howden Holdings ApS	Denmark
Howden Holdings B.V.	Netherlands
Howden Holdings Unlimited	England & Wales
Howden Hua Engineering Company Limited	China
Howden Hungary Kft.	Hungary
Howden International Holdings B.V.	Netherlands
Howden Japan Limited	Japan
Howden Korea Limited	South Korea
Howden Maintenance Partners Belgium nv	Belgium
Howden Maintenance Partners France	France
Howden Maintenance Partners nv	Belgium
Howden Maintenance Partners Wallonie nv	Belgium
Howden Mexico Calentadores Regenerativos SRL de CV	Mexico
Howden Middle East FZCO	United Arab Emirates
Howden Netherlands B.V.	Netherlands
Howden Perú SRL	Peru
Howden Poland sp. z o.o.	Poland
Howden SA Holdings Pty Ltd	South Africa
Howden Singapore Pte.Ltd.	Singapore
Howden Solyvent-Ventec SAS	France

Howden South America Ventiladores e Compressores Industria e Comercio Ltda	Brazil
Howden Spain SL	Spain
Howden Taiwan Company Limited	Taiwan
Howden Thomassen Compressors B.V.	Netherlands
Howden CPI Netherlands B.V.	Netherlands
Howden Turbo Fans Oy	Finland
Howden Turbo GmbH	Germany
Howden Turbo UK Limited	England & Wales
Howden Turkey Air and Gas Handling Makina Sanayi ve Ticaret Limited Şirketi	Turkey
Howden UK Limited	Northern Ireland
Howden USA Company	Delaware
Howden Ventsim Pty Ltd	Australia
Howden Vietnam Company Limited	Vietnam
Howden Zambia Limited	Zambia
HowMex Holdings S. de R.L. de C.V	Mexico
Hudson Heat Transfer International, Inc.	Panama
Hudson Products Corporation	Texas
Hudson Products de Mexico, S.A. de C.V.	Mexico
Hudson Products Holdings Cooperatief UA	Netherlands
Hylium-Chart Inc.	South Korea
Industrie Meccaniche di Bagnolo S.r.l.	Italy
Inmobiliaria Tepalcapa SA de CV	Mexico
James Howden & Company Limited	Scotland
James Howden & Godfrey Overseas Limited	Scotland
James Howden (Thailand) Limited	Thailand
James Howden Holdings (Pty) Limited	South Africa
L.A. Turbine	California
Maintenance Partners Morocco	Morocco
Nanjing New Metallurgy Electric Engineering Co., Ltd.	China
Prefontaine Properties, Inc.	New Hampshire
PT Howden Indonesia APAC	Indonesia
PT. Thermax	Indonesia
Skaff Cryogenics, Inc.	New Hampshire
Spencer Turbine Trading (Beijing) Co., Ltd.	China
Sustainable Energy Solutions, Inc.	Utah
Thermax, Inc.	Massachusetts
VCT Vogel GmbH	Germany
Ventilation Holding France SAS	France
VRV Asia Pacific Private Limited	India
VRV S.r.l.	Italy
Weldcure Limited	England & Wales

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